GUARANTEED WITHDRAWAL BENEFIT ("GWBL") FOR LIFE RIDER

The term "Contract" as used in this rider applies to either a Contract or Certificate. This rider is part of your Contract, and the same definitions apply to the capitalized terms. There are new definitions in this rider which are introduced below. The benefit described in this rider is subject to all the terms contained in your Contract, except as modified below. In this rider, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner.

I.       This Rider's Benefit

This rider is effective immediately and provides a Guaranteed Withdrawal Benefit for Life which guarantees that you can receive lifetime withdrawal amounts up to a maximum amount per Contract Year.

Under the Guaranteed Withdrawal Benefit for Life, we guarantee that you will be eligible to receive withdrawals while you are living, even if such withdrawals cause the Annuity Account Value to fall to zero. Withdrawals, for purposes of the Guaranteed Withdrawal Benefit for Life, are your total withdrawals during each Contract Year up to the Guaranteed Annual Withdrawal amount (as defined below). If the Owner named in the Data Pages is a Non-natural Owner, we guarantee such withdrawals for the life of the Annuitant. If a Successor Owner is named in the Data Pages or if there are joint annuitants under a Contract owned by a Non-natural Owner, we guarantee such withdrawals during the lives of you and such Successor Owner or during the lives of the Annuitant and Joint Annuitant, respectively. The terms and conditions of the Guaranteed Withdrawal Benefit for Life are set forth below.

This rider does not provide a Cash Value or any minimum account value.

II.      Definitions and Conditions of this Rider

         A.       Automatic Payment Plan

                  "Automatic Payment Plan" means a plan for periodic withdrawals up to the Guaranteed Annual Withdrawal amount each Contract Year, if such payment plan is shown in the Data Pages.

         B.       Joint Annuitant

                  "Joint Annuitant" means the individual specified as such in the Data Pages. The Joint Annuitant must be the spouse of the Annuitant on the Contract Date, but a change may subsequently be made in accordance with Part III of this rider.


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         C.       Joint Life Contract

                  "Joint Life Contract" means a contract that was issued with either (i) for a Contract where the Owner is an individual, a Successor Owner, or (ii) for a Contract where the Owner is a Non-Natural Owner, a Joint Annuitant. NQ only: [A Joint Life Contract where the Owner is an individual and named with a Successor Owner may be issued with a Joint Annuitant.]

         D.       Single Life Contract

                  "Single Life Contract" means a contract that is issued without either (i) for a Contract where the Owner is an individual, a Successor Owner, or (ii) for a Contract where the Owner is a Non-Natural Owner, a Joint Annuitant. NQ only: [A Single Life Contract where the Owner is an individual and named without a Successor Owner may be issued with a Joint Annuitant.]

         E.       Successor Owner

                  "Successor Owner" means the individual shown as such in the Data Pages when a Joint Life Contract is owned by an individual. The Successor Owner must be the spouse of the Owner on the Contract Date, unless a change is subsequently made in accordance with Part III of this rider.

         F.       Benefit Base

                  Your Benefit Base is equal to your initial Contribution and will increase or decrease, as follows: 1) your Benefit Base increases by the dollar amount of any subsequent Contribution,
                  2) your Benefit Base may be increased by any "Annual Ratchet" or "Deferral Bonus", including any applicable "200% Initial Benefit Base Guarantee ", and 3) your Benefit Base may be reduced by withdrawals that exceed your Guaranteed Annual Withdrawal amount ("Excess Withdrawals"), as described below.

         G.       Guaranteed Annual Withdrawal Amount

                  Your Guaranteed Annual Withdrawal amount is equal to the Applicable Percentage of the Benefit Base. Your Guaranteed Annual Withdrawal amount may increase or decrease, as follows:
                  1) your Guaranteed Annual Withdrawal amount will increase to the Applicable Percentage of your Benefit Base when your Benefit Base has increased by a subsequent contribution, 2) your Guaranteed Annual Withdrawal amount will increase to the Applicable Percentage of your Benefit Base when your Benefit Base has increased by an "Annual Ratchet" or "Deferral Bonus", including any applicable "200% Initial Benefit Base Guarantee ", and 3) your Guaranteed Annual Withdrawal amount may be reduced by Excess Withdrawals as described below.

                  The initial "Applicable Percentage" is based on your age at the time of the first withdrawal from the Contract. In any Contract Year in which your Benefit Base is increased by an "Annual Ratchet" the "Applicable Percentage" may increase based on the age of the Owner as of the Contract Date Anniversary on which the Annual Ratchet occurs. For a Joint Life Contract, the Applicable Percentage is based on your age or Successor Owner's age, whoever is younger. For


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                  a Single Life Contract with a Non-natural Owner, the
                  Applicable Percentage is based on the Annuitant's age. For a Joint Life Contract with a Non-natural Owner, the Applicable Percentage is based on the younger Annuitant's age. The Applicable Percentages are shown in the Data Pages.

                  To the extent so provided in the Data Pages, Guaranteed Annual Withdrawals may be taken through an Automatic Payment Plan we offer. If you take less than the Guaranteed Annual Withdrawal amount in any Contract Year, you may not add the remainder to your Guaranteed Annual Withdrawal amount in any subsequent Contract Year.

         H.       Annual Ratchet

                  Your Benefit Base is recalculated on each Contract Date Anniversary to equal the greater of (i) the Annuity Account Value and (ii) the prior Benefit Base. An increase in the Benefit Base resulting from that calculation is an Annual Ratchet. If the Benefit Base is increased by such recalculation, your Guaranteed Annual Withdrawal amount will be increased as of the next Contract Year following such Contract Date Anniversary to equal your Applicable Percentage times your new Benefit Base.

                  We may increase the charge for this rider up to the maximum charge shown in the Data Pages; however, we will apply the higher charge only if your Benefit Base increases due to an Annual Ratchet. The new charge will remain in effect for the duration of the rider, subject to any further charge increase permitted by the previous sentence. Any increase in the charge for this rider will be communicated in writing to you at least [90 days] before the Contract Date Anniversary on which it would take effect. You may decline an Annual Ratchet that would cause a charge increase by providing us with a written request to decline such Annual Ratchet. Thereafter, you may provide us with a written request to reactivate Annual Ratchets and accept the higher charge. Once you have done so, the Annual Ratchet will occur on any future Contract Date Anniversary after such election when the Annuity Account Value is higher than the Benefit Base, as described above. The Annual Ratchet will not be applied on a retroactive basis.

                  If on the Contract Date Anniversary your Benefit Base would be eligible for both an Annual Ratchet and a Deferral Bonus, including any applicable "200% Initial Benefit Base Guarantee", only one of them will be applied, as described below under "Deferral Bonus".

         I.       Deferral Bonus

                  "Deferral Bonus" means an amount equal to [6%] of your total Contributions, excluding Contributions made in the immediately preceding [twelve months] that is applied as described below. For the first Contract Year, Contributions received in the first [90 days] will be used to determine the Deferral Bonus. If your Benefit Base has been increased because of an Annual Ratchet or decreased because of an Excess Withdrawal, the Deferral Bonus will instead be [6%] of the sum of the adjusted Benefit Base plus any Contributions received after the Benefit Base adjustment excluding Contributions made during the [twelve months] preceding the Contract Date Anniversary on which the Deferral Bonus is to be applied.


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                  Application of Deferral Bonus:

                       1. A Deferral Bonus will be applied to your Benefit Base on each Contract Date Anniversary until you make a withdrawal. On any Contract Date Anniversary following a withdrawal, a Deferral Bonus is not applied, unless you meet one of the exceptions described in item "3" of this subsection, below.

                       2. In a Contract Year following an Annual Ratchet, a Deferral Bonus will be applied to your Benefit Base on each Contract Date Anniversary until you make a withdrawal. However, no Deferral Bonus is applied on either (a) a Contract Date Anniversary on which an Annual Ratchet occurs, as provided in the last paragraph of this Section II. I ("Deferral Bonus"), or (b) unless you meet one of the exceptions described in item "3" of this subsection below, any Contract Date Anniversary following a withdrawal.

                       3. A Deferral Bonus will be applied to your Benefit Base on a Contract Date Anniversary during the ten Contract Years following either (i) your Contract Date, or (ii) an Annual Ratchet, if no withdrawal is made in the same Contract Year. If a withdrawal is made during either of these ten Contract Year periods, no Deferral Bonus is applied in the Contract Year in which the withdrawal is made.

                  200% Initial Benefit Base Guarantee:

                  Provided that you have not taken a withdrawal by the later of
                  (i) your tenth Contract Date Anniversary or (ii) the Contract Date Anniversary following your attained age 70, we will, at the later of those dates, increase your Benefit Base by any amount necessary to cause your Benefit Base to equal 200% of Contributions received within the first [90] days of the Contract Date plus 100% of subsequent Contributions received after the first [90] days from the Contract Date (the "Benefit Base Guarantee"). We will not apply an increase if your Benefit Base already exceeds the Benefit Base Guarantee.

                  The application of this guarantee is not considered an Annual Ratchet. Consequently no increase in your Applicable Percentage or the charge for this rider will apply. For a Joint Life Contract where the Owner is an individual, attained age 70 is based on the younger of the Owner and Successor Owner. For a Joint Life Contract where the Owner is a Non-Natural Owner, attained age 70 is based on the younger of the Annuitant and Joint Annuitant. For a Single Life Contract where the Owner is a Non-Natural Owner, attained age is based on the Annuitant.

                  For any Contract Year in which you are eligible for the Deferral Bonus, on the Contract Date Anniversary in that year we will compare (i) the sum of the Deferral Bonus and the current Benefit Base, which, for purposes of this paragraph, is called the "Deferral Bonus Benefit Base" to (ii) the Annuity Account Value. If the Deferral Bonus Benefit Base is greater than the Annuity Account Value, the Deferral Bonus Benefit Base amount will become the new Benefit Base. When the Deferral Bonus Benefit Base becomes the new Benefit Base, an Annual Ratchet does not occur on that Contract Date Anniversary. Consequently no increase in your Applicable


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                  Percentage or the charge for this rider will apply. If the
                  Deferral Bonus Benefit Base amount is less than or equal to the Annuity Account Value, then the Annual Ratchet will apply and the Deferral Bonus will not apply. If you are eligible for the 200% Initial Benefit Base Guarantee , then items (i) and
                  (ii) described in the first sentence of this paragraph will be compared to the 200% Initial Benefit Base Guarantee described above. The highest amount will become your new Benefit Base. The application of a Deferral Bonus will not cause a charge increase; the application of an Annual Ratchet may cause a charge increase as described above in Paragraph II. H. ("Annual Ratchet").

         J.       Excess Withdrawal

                  An Excess Withdrawal occurs when you withdraw more than your Guaranteed Annual Withdrawal amount in any Contract Year. Once a withdrawal causes cumulative withdrawals in a Contract Year to exceed your Guaranteed Annual Withdrawal amount, the entire amount of that withdrawal and all subsequent withdrawals in that Contract Year are considered Excess Withdrawals.

                  If you make an Excess Withdrawal, we recalculate your Benefit Base and the Guaranteed Annual Withdrawal amount, as follows:
                  1) The Benefit Base is reset as of the date of the Excess Withdrawal to equal the lesser of (i) the Benefit Base immediately prior to the Excess Withdrawal and (ii) the Annuity Account Value immediately following the Excess Withdrawal. 2) The Guaranteed Annual Withdrawal amount is recalculated to equal the Applicable Percentage multiplied by the reset Benefit Base.

                  An Excess Withdrawal that reduces your Annuity Account Value to zero terminates the Contract, including all benefits, without value.

         K.       Effect of your Annuity Account Value Falling to Zero

                  If either of the following happens while you are living and this Rider is in effect: (i) you make a withdrawal for an amount that is equal to or exceeds the Annuity Account Value but is not an Excess Withdrawal, or (ii) the Annuity Account Value falls to zero by the deduction of a Contract charge, you will receive payments equal to your Guaranteed Annual Withdrawal amount, subject to the following terms and conditions: The date of any such event is the benefit transaction date for purposes of this subsection. Guaranteed Annual Withdrawals will begin on the next Contract Date Anniversary following the benefit transaction date and continue on each subsequent Contract Date Anniversary for the full amount, while you or the Successor Owner, if applicable, is living. For Contracts with Non-natural Owners, Guaranteed Annual Withdrawals will continue while the Annuitant or the Joint Annuitant, if applicable, is living. If, on the benefit transaction date, you were taking payments through an Automatic Payment Plan, the frequency of payments after the benefit termination date is described in the Data Pages. If you were not taking payments through an Automatic Payment Plan, then any remaining balance of the Guaranteed Annual Withdrawal for the Contract Year in which your Annuity Account Value was reduced to zero will be paid to you in a lump sum on the benefit transaction date and Guaranteed Annual Withdrawals will continue to be made for the full amount thereafter on an annual basis. As of the benefit transaction date, your Contract will be cancelled and a



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                  supplementary life annuity contract setting forth your
                  continuing benefit will be issued to you, as further described below.

                  When the supplementary life annuity contract is issued, the Owner of record under this Contract on the benefit transaction date will be the Owner under the supplementary life annuity contract. The Owner will also become the Annuitant under the supplementary life annuity contract. Any Successor Owner under this Contract will become the Joint Annuitant under the supplementary contract. If this Contract is owned by a non-natural Owner, the Annuitant and Joint Annuitant, if applicable, remain the same under the supplementary life annuity contract.

                  If you had any remaining Death Benefit as described in Part IV of this rider on the benefit transaction date, your Death Benefit will continue under the supplementary life annuity contract. The amount of any such Death Benefit will be reduced by any payments we make. The Beneficiary under this Contract will be the Beneficiary under the supplementary life annuity contract subject to your right to change the beneficiary under the supplementary contract.

III.     Certain Changes Under Joint Life Contracts

         A.       Change of Successor Owner or Joint Annuitant

                  Before any withdrawal has been made under this Contract, (i) you may change any Successor Owner named in the Data Pages to your current spouse, or (ii) the Joint Annuitant named in the Data Pages may be changed to the Annuitant's current spouse. Any such change must be made in writing in a form we accept. The change will take effect as of the date you sign it, but, we will not be liable as to any payments we make or actions we take before we receive such change.

                  After a withdrawal has been made under this Contract, the Successor Owner or Joint Annuitant cannot be changed.

         B.       Conversion to a Single Life Contract

                  (i) Before any withdrawal has been made under this Contract, you may terminate the Successor Owner provisions of this Contract by written notice satisfactory to us. Under a Contract with a Non-natural Owner, the Joint Annuitant provisions of this Contract may be terminated by written notice satisfactory to us. Effective on the Transaction Date we receive the notice, the Guaranteed Withdrawal Benefit for Life guarantee will apply solely with respect to your life, or if you are a Non-natural Owner, to the Annuitant's life, and we will adjust the Guaranteed Withdrawal Benefit for Life charge shown in the Data Pages prospectively to the single life charge for Contracts of the same class as yours. The Applicable Percentage described in Section II.G of this rider will be based on your age, or, if you are a Non-natural Owner, the Annuitant's age. Once the Successor Owner or Joint Annuitant provisions have been terminated, a new Successor Owner or Joint Annuitant may not be named.

                  (ii) After a withdrawal has been made under this Contract, you may terminate the Successor Owner provisions, or if you are a Non-natural Owner, the Joint Annuitant provisions of


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                       this Contract. Effective on the Transaction Date we
                       receive the notice, the Guaranteed Withdrawal Benefit for Life guarantee will apply solely with respect to your life, or, if the Contract is owned by a Non-natural Owner, the Annuitant's life; however, we will not reduce the charge for the benefit shown in the Data Pages. Once the Successor Owner or Joint Annuitant provisions have been terminated, a new Successor Owner or Joint Annuitant may not be named. Your Applicable Percentage will be based solely on your age once such termination has taken place, or if you are a Non-natural Owner, the Annuitant's age.

         C.       Contracts Split By Court Order

                  If required under an applicable court order relating to a divorce, we will split the Contract as near as is practicable in accordance with the Order and we will replace the Contract with two single-life Contracts.

                  (i) If the split of the Contract occurs before any withdrawal has been made under the Contract, the Guaranteed Withdrawal Benefit for Life charge under each respective new Contract will be lowered prospectively to the single life charge, and the Applicable Percentage for Guaranteed Annual Withdrawals will be based on each respective individual's age at first withdrawal and any subsequent Annual Ratchet.

                  (ii) If the split of the Contract occurs after any withdrawal has been made under your original Contract, the Guaranteed Withdrawal Benefit for Life charge will remain a joint life charge for each Contract resulting from the original Contract split and the Applicable Percentage that was in effect at the time of the split may increase at the time an Annual Ratchet occurs based on each respective individual's age under their respective new Contract.

Part IV   Effect of Death

         A.       Beneficiary

                  You give us the name of the beneficiary who is to receive any death benefit payable upon the "Last Applicable Death" under this Contract ("Beneficiary").

                           "Last Applicable Death" means:

                           For a Single Life Contract where the Owner is an individual, the Last Applicable Death is the death of the Owner. For a Non-Natural Owner Single Life Contract, the Last Applicable Death is the death of the Annuitant.

                           For a Joint Life Contract where the Owner is an individual, the Last Applicable Death is the death of the second to die of the Owner and the Successor Owner, provided that the Owner and Successor Owner remain married at the time of the first death. For a Non-Natural Owner Joint Life Contract, the Last Applicable Death is the death of the second


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                           to die of the Annuitant and Joint Annuitant, provided
                           that the Annuitant and Joint Annuitant were married at the time of the first death.

                           For a Joint Life Contract where the Owner and Successor Owner, or Annuitant and Joint Annuitant, whichever is applicable, are no longer married at the time of the first death, the Payment Upon Death Rules described in the applicable Endorsement apply.

         B.       Payment Upon Death

                  Upon the Last Applicable Death before the Annuity Account Value falls to zero and before an Annuity Benefit is elected under Section 7.01, we will pay a death benefit to the Beneficiary and subject to the conditions set forth in the tables below and any applicable endorsement.

                  Upon the Last Applicable Death while withdrawals are being made under the Guaranteed Withdrawal Benefit for Life after the Annuity Account Value falls to zero and while there is a remaining death benefit, we will pay a death benefit to the Beneficiary in a single sum.

                  The Death Benefit is equal to the Annuity Account Value, or if greater, the Guaranteed Minimum Death Benefit.

                  For Contract Owners ages 45 to 85 who elect the GWB for Life Standard Death Benefit, the following text will appear:

                  [On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. The Guaranteed Minimum Death Benefit is increased by subsequent Contributions and reduced on a pro-rata basis by withdrawals. Reduction on a pro-rata basis means we calculate the percentage of your Annuity Account Value that is withdrawn and reduce your death benefit by the same percentage. If your Annuity Account Value falls to zero, this Contract and the Death Benefit under it are cancelled as provided in Section II. K. ("Effect of your Annuity Account Value Falling to Zero").]

                  For Contract Owners ages 45 to 75 who elect the GWB for Life Enhanced Death Benefit, the following text will appear:

                  [On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. The Guaranteed Minimum Death Benefit is increased by (i) subsequent Contributions,
                  (ii) any Annual Ratchet and (iii) any Deferral Bonus Amount including any applicable 200% Initial Benefit Base Guarantee . The Guaranteed Minimum Death Benefit is reduced dollar for dollar by (i) withdrawals that are not Excess Withdrawals and
                  (ii) payments which are made after the Annuity Account Value falls to zero. If you make a withdrawal that is an Excess Withdrawal we recalculate the Guaranteed Minimum Death Benefit to equal the lesser of (i) the Guaranteed Minimum Death Benefit reduced by the total amount of that such Excess Withdrawal on a pro-rata basis, or (ii) the Annuity Account Value on the Transaction Date of the Excess Withdrawal.

                  If Spousal Continuation is elected and a death benefit is payable, the Guaranteed Minimum Death Benefit is frozen as of the date of your death, less subsequent withdrawals and is paid upon your spouse's death and the charge for the Guaranteed Minimum Death Benefit ends.]


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When a Death Benefit becomes payable under certain circumstances described in an
Endorsement, an election may be made to instead continue the Contract under Spousal Continuation or our Beneficiary Continuation Option ("BCO"). The applicability of Spousal Continuation and BCO is described in the following charts, subject to all terms and conditions of the applicable Endorsement. These charts also describe the succession of Successor Owner under Joint Life
Contracts owned by an individual and Joint Annuitant under Joint Life Contracts owned by a Non-Natural Owner.

       If death occurs before the Annuity Account Value falls to zero and before an Annuity Benefit is elected:

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                                             Effect of Death on a Single Life Contract:
------------------------------------------------------------------------------------------------------------------------------------
If the deceased
  is the             And                And                           Then
------------------------------------------------------------------------------------------------------------------------------------
1. Owner             Is also the        The Beneficiary is the        Guaranteed Withdrawal Benefit for Life ends and Death Benefit
                     Annuitant or       surviving spouse              is payable; Spouse may elect Spousal Continuation or BCO
                     Joint Annuitant,                                 without the Guaranteed Withdrawal Benefit for Life.
                     if applicable.
------------------------------------------------------------------------------------------------------------------------------------
2. Owner             Is also the        The Beneficiary is not the    Guaranteed Withdrawal Benefit for Life ends and Death Benefit
                     Annuitant or       surviving spouse              is payable; the beneficiary may elect BCO without the
                     Joint Annuitant,                                 Guaranteed Withdrawal Benefit for Life.
                     if applicable.
------------------------------------------------------------------------------------------------------------------------------------
3. Owner             Annuitant or       Beneficiary is spouse         Guaranteed Withdrawal Benefit for Life ends and Death Benefit
                     Joint Annuitant,                                 is payable; the beneficiary may elect Spousal Continuation or
                     if applicable,                                   BCO without the Guaranteed Withdrawal Benefit for Life.
                     is living
------------------------------------------------------------------------------------------------------------------------------------
4. Owner             Annuitant or       Beneficiary is non-spouse     Guaranteed Withdrawal Benefit for Life ends and Death Benefit
                     Joint Annuitant,                                 is payable; the beneficiary may elect BCO without the
                     if applicable,                                   Guaranteed Withdrawal Benefit for Life.
                     is living
------------------------------------------------------------------------------------------------------------------------------------
5. Annuitant (under  The Owner is                                     The Owner becomes the new Annuitant and the Contract and
   a single          living                                           Guaranteed Withdrawal Benefit for Life continue. Death
   Annuitant                                                          Contract) Benefit is not payable until the death of the Owner.
------------------------------------------------------------------------------------------------------------------------------------
6. First to die of   The Owner is                                     The Contract and Guaranteed Withdrawal Benefit for Life
   the Annuitant     living                                           continue with a single Annuitant.  Death Benefit is not
   and Joint                                                          payable until the death of the Owner.
   Annuitant
------------------------------------------------------------------------------------------------------------------------------------
7. Second to die of  The Owner is                                     The Owner becomes the new Annuitant and the Contract and
   the Annuitant     living                                           Guaranteed Withdrawal Benefit for Life continue.  Death
   and Joint                                                          Benefit is not payable until the death of the Owner.
   Annuitant
------------------------------------------------------------------------------------------------------------------------------------
8. Annuitant         Owner is           Beneficiary is the spouse     Guaranteed Withdrawal Benefit for Life ends and Death Benefit
                     non-natural        of the annuitant              is payable; Spouse may elect Spousal Continuation or BCO and continue the Contract without the Guaranteed Withdrawal
                                                                      Benefit for Life.
------------------------------------------------------------------------------------------------------------------------------------
9. Annuitant         Owner is           Beneficiary is not the        Guaranteed Withdrawal Benefit for Life ends and Death Benefit
                     non-natural        spouse of the annuitant       is payable; beneficiary may elect BCO without the Guaranteed
                                                                      Withdrawal Benefit for Life.
------------------------------------------------------------------------------------------------------------------------------------


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
------------------------------------------------------------------------------------------------------------------------------------
                                              Effect of Death on a Joint Life Contract:
------------------------------------------------------------------------------------------------------------------------------------
If the deceased
  is the             And                And                           Then
------------------------------------------------------------------------------------------------------------------------------------
1. Owner             Is also the        The Successor Owner is        The Successor Owner becomes the sole Owner and the new
                     annuitant          living                        Annuitant.  The Contract and Guaranteed Withdrawal Benefit
                                                                      for Life continue.  Death Benefit is not payable until the death of the Successor Owner.

                                                                      |X|  If a withdrawal has already been taken, the Contract
                                                                           continues with the Joint Life charge and with withdrawals
                                                                           over the Successor Owner's life only.

                                                                      |X|  If no withdrawals have been taken, the Applicable
                                                                           Percentage will be based on the age of the Successor
                                                                           Owner at the time of the first withdrawal. Charges will
                                                                           be reduced to a Single Life charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------
2. Owner             The Annuitant is   The Successor Owner is        The Successor Owner becomes the sole Owner.  The Contract and
                     living             also living                   Guaranteed Withdrawal Benefit for Life continue.  Death
                                                                      Benefit is not payable until the death of the Successor Owner.

                                                                      |X|  If a withdrawal has already been taken, the Contract
                                                                           continues with the Joint Life charge and with withdrawals
                                                                           over the Successor Owner's life only.

                                                                      |X|  If no withdrawals have been taken, the Applicable
                                                                           Percentage will be based on the age of the Successor
                                                                           Owner at the time of the first withdrawal. Charges will
                                                                           be reduced to a Single Life charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------
3. Owner             The Successor      The Annuitant is living       The Guaranteed Withdrawal Benefit for Life ends and Death
                     Owner is also                                    Benefit is payable; the Beneficiary may elect BCO without the
                     dead                                             Guaranteed Withdrawal Benefit for Life If the Beneficiary is
                                                                      the spouse then Spousal Continuation may be elected.
------------------------------------------------------------------------------------------------------------------------------------
4. Successor Owner   The Owner is       The Annuitant is living       |X|  The Guaranteed Withdrawal Benefit for Life continues.
                     living
                                                                      |X|  If a withdrawal has already been taken, the Contract
                                                                           continues with the Joint Life charge and with withdrawals
                                                                           over the Owner's life only.

                                                                      |X|  If no withdrawals have been taken:

                                                                           >>   The owner may name a new spouse as Successor Owner;
                                                                                Applicable Percentage will be based on the age of
                                                                                the younger spouse at the time of the first
                                                                                withdrawal.

                                                                           >>   The Owner may also choose to continue the Contract
                                                                                as a Single Life. The Applicable Percentage will be
                                                                                based on the age of the Owner at the time of the
                                                                                first withdrawal. Charges will be reduced to a
                                                                                Single Life charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------
5. Annuitant (under  Owner is living    Successor Owner is            The Guaranteed Withdrawal Benefit for Life continues.  The
   a single                             also living                   Owner becomes the new Annuitant and the Contract and
   Contract)                                                          Guaranteed Withdrawal Benefit for Life continue.  The Death
                                                                      Benefit is not paid until the death of both the Owner and the
                                                                      Successor Owner.
------------------------------------------------------------------------------------------------------------------------------------


2007GWB(rev0208)

------------------------------------------------------------------------------------------------------------------------------------
                                              Effect of Death on a Joint Life Contract:
------------------------------------------------------------------------------------------------------------------------------------
If the deceased
  is the              And                And                          Then
------------------------------------------------------------------------------------------------------------------------------------
6.  First to die of   Owner is living    Successor Owner is           The Contract and Guaranteed Withdrawal Benefit for Life
    Annuitant and                        also living                  continue with a single Annuitant.  The Death Benefit is not
    Joint Annuitant                                                   paid until the death of both the Owner and the Successor
                                                                      Owner.
------------------------------------------------------------------------------------------------------------------------------------
7.  Second to die of  Owner is living    Successor Owner is           The Guaranteed Withdrawal Benefit for Life continues.  The
    Annuitant and                        also living                  Owner becomes the new Annuitant and the Contract and
    Joint Annuitant                                                   Guaranteed Withdrawal Benefit for Life continue.  The Death
                                                                      Benefit is not paid until the death of both the Owner and the
                                                                      Successor Owner.
------------------------------------------------------------------------------------------------------------------------------------
8.  Annuitant (under  Owner also dies    Successor Owner is           The Successor Owner becomes the sole Owner and  the new
    a single                             living                       Annuitant.  The Contract and Guaranteed Withdrawal Benefit
    Annuitant                                                         for Life continue.  The Death Benefit is not payable until
    Contract)                                                         the death of the Successor Owner.

                                                                      |X|  If a withdrawal has already been taken, the Contract
                                                                           continues with the Joint Life charge and with withdrawals
                                                                           over the Successor Owner's life only.

                                                                      |X|  If no withdrawals have been taken, the Applicable
                                                                           Percentage will be based on age of the Successor Owner at
                                                                           the time of the first withdrawal. Charges will be reduced
                                                                           to a Single Life charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------
9.  First to die of   Owner also dies    Successor Owner is           The Successor Owner becomes the sole Owner.  The Contract and
    Annuitant and                        living                       Guaranteed Withdrawal Benefit for Life continue with a single
    Joint Annuitant                                                   Annuitant.  The Death Benefit is not payable until the death of the Successor Owner.

                                                                      |X|  If a withdrawal has already been taken, the Contract
                                                                           continues with the Joint Life charge and with withdrawals
                                                                           over the Successor Owner's life only.

                                                                      If no withdrawals have been taken, the Applicable Percentage will be based on age of the Successor Owner at the time of the first withdrawal. Charges will be reduced to a Single Life charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------
10. Second to die of  Owner also dies    Successor Owner is           The Successor Owner becomes the sole Owner and  the new
    Annuitant and                        living                       Annuitant.  The Contract and Guaranteed Withdrawal Benefit
    Joint Annuitant                                                   for Life continue.  The Death Benefit is not payable until the death of the Successor Owner.

                                                                      |X|  If a withdrawal has already been taken, the Contract
                                                                           continues with the Joint Life charge and with withdrawals
                                                                           over the Successor Owner's life only.

                                                                      If no withdrawals have been taken, the Applicable Percentage will be based on age of the Successor Owner at the time of the first withdrawal. Charges will be reduced to a Single Life charge prospectively.
------------------------------------------------------------------------------------------------------------------------------------


2007GWB(rev0208)

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
11. Annuitant         Owner is           Joint Annuitant is           The Guaranteed Withdrawal Benefit for Life continues.  The
                      non-natural        living                       Joint Annuitant becomes the sole Annuitant and Contract
                                                                      continues.  The Death Benefit is not paid until the death of the second Annuitant.

                                                                      |X|  If a withdrawal has already been taken, the Contract
                                                                           continues with the Joint Life charge and with withdrawals
                                                                           over the remaining Joint Annuitant's life only.

                                                                      |X|  If no withdrawals have been taken, the Applicable
                                                                           Percentage will be based on the age of the remaining
                                                                           Joint Annuitant at the time of the first withdrawal.
                                                                           Charges will be reduced to a Single Life charge
                                                                           prospectively.
------------------------------------------------------------------------------------------------------------------------------------
12. Both joint        Owner is non-natural                            The Guaranteed Withdrawal Benefit for Life ends and Death
    Annuitants                                                        Benefit is payable; the Beneficiary may elect BCO without the
                                                                      Guaranteed Withdrawal Benefit for Life.
------------------------------------------------------------------------------------------------------------------------------------


If death occurs while the Guaranteed Withdrawal Benefit for Life is being paid after the Annuity Account Value falls to zero (see Section II K of this Rider):


------------------------------------------------------------------------------------------------------------------------------------
                                Effect of Death on a Single Life Supplementary Life Annuity Contract:
------------------------------------------------------------------------------------------------------------------------------------
If the deceased       And                         Then
  is the
------------------------------------------------------------------------------------------------------------------------------------
1.  Owner/Annuitant                               Any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------
2.  Annuitant         Owner is                    Any remaining Death Benefit will be paid to the Beneficiary in a single sum and
                      non-natural                 the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------


2007GWB(rev0208)

------------------------------------------------------------------------------------------------------------------------------------
                                Effect of Death on a Joint Life Supplementary Life Annuity Contract:
------------------------------------------------------------------------------------------------------------------------------------
If the deceased
  is the              And                         Then
------------------------------------------------------------------------------------------------------------------------------------
1.  Owner/Annuitant   The Joint Annuitant is      |X|  The Joint Annuitant becomes the sole Owner. Payments continue to the Joint
                      living                           Annuitant until his/her death.

                                                  |X|  If the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------
2.  Joint Annuitant   The Owner/Annuitant is      |X|  Contract continues with payments made to the Owner/Annuitant.
                      living
                                                  |X|  If the Owner/Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------
3.  Owner/Annuitant   The Joint Annuitant         |X|  Any remaining Death Benefit will be paid to the Beneficiary in a single sum
                      also dies                        and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------
4.  Annuitant         Owner is non-natural        |X|  The Joint Annuitant becomes the sole Annuitant and payments continue to the
                      and the Joint Annuitant          Non-natural Owner until the surviving Joint Annuitant's death.
                      is living
                                                  |X|  The Joint Annuitant becomes the sole Annuitant and payments continue to the
                                                       Non-natural Owner until the surviving Joint Annuitant's death.

                                                  |X|  If the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends
------------------------------------------------------------------------------------------------------------------------------------
5.  Both Joint        Owner is non-natural        |X|  Any remaining Death Benefit will be paid to the beneficiary in a single sum
    Annuitants                                         and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------

6.  Owner/Annuitant   The Joint Annuitant is      |X|  The Beneficiary becomes the Owner of the Contract for purposes of receiving
    (Under a  living  living                           payments. Payments the deceased had been receiving will now be made to the
    Contract split                                     Beneficiary until the death of the Joint Annuitant.
    after divorce)
                                                  |X|  When the Joint Annuitant then dies, any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------
7.  Joint Annuitant   Owner/Annuitant is          |X|  Contract continues with payments made to the Owner/Annuitant.
    (Under a          living
    Contract split                                |X|  When the Owner/Annuitant then dies, any remaining Death Benefit will be paid
    after divorce)                                     to the Beneficiary in a single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------------------------

If you have elected an Annuity Benefit under Part VII of the Contract and the Annuitant under that Benefit dies, the terms and conditions of the applicable Benefit apply.

V.       The Cost of this Rider

The charge for this rider is shown in the Data Pages.


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                                       13

VI.      Termination Of This Rider

This rider may not be voluntarily terminated. This Rider will terminate if: (i) the Contract terminates, (ii) an Excess Withdrawal reduces your Annuity Account Value to zero, (iii) except as provided in this Part VI of this Rider, you change the Owner of the Contract, or (iv) termination is required by an endorsement to your Contract.

For a Contract owned by a Non-natural Owner, if the Owner is changed to an individual, this Rider will not terminate and its benefits will continue to be determined by the Annuitant, or Joint Annuitant, as applicable, at the time of ownership change.

For a Contract owned by an individual, if the Owner is changed to a trust and the beneficial owner(s) remains the former Owner or his or her family members, this Rider will not terminate and its benefits continue to be determined by the original Owner. Family member means members of the immediate family and other relatives. Immediate family means spouse, domestic partner, parent, child, adopted child, step child, brother and sister. Other relatives means grandparent, grandchildren, aunt, uncle, niece, nephew, and in-laws.

Upon the termination of the Guaranteed Withdrawal Benefit for Life Rider, the charge for the Benefit, as shown in the Data Pages, ends.


AXA EQUITABLE LIFE INSURANCE COMPANY


/s/ Christopher M. Condron               /s/ Karen Field Hazin
------------------------------------     ---------------------------------------
Christopher M. Condron                   Karen Field Hazin, Vice President,
Chairman and Chief Executive Officer     Secretary and Associate General Counsel


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